EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury Systems, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-53291, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-184756, 333-192161, 333-199917, 333-209383, 333-209384, 333-212672, 333-217735, 333-228617, 333-234534, 333-250039, and 333-250040) on Form S-8 and the registration statement (No. 333-248783) on Form S-3ASR of Mercury Systems, Inc. (the Company) of our report dated August 17, 2021, with respect to the consolidated balance sheets of Mercury Systems, Inc. as of July 2, 2021 and July 3, 2020, the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended July 2, 2021, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of July 2, 2021, which report appears in the July 2, 2021 annual report on Form 10‑K of Mercury Systems, Inc.

Our report dated August 17, 2021 on the effectiveness of internal control over financial reporting as of July 2, 2021, contains an explanatory paragraph that states that the Company acquired Physical Optics Corporation (“POC”), Pentek Technologies, LLC and Pentek Systems, Inc. (collectively, “Pentek”) during fiscal year 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of July 2, 2021, POC’s and Pentek’s internal control over financial reporting associated with 22 percent of total consolidated assets (of which 16 percent represented goodwill and intangible assets included within the scope of the assessment) and 9 percent of total consolidated revenues included in the consolidated financial statements of the Company as of and for the fiscal year ended July 2, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of POC and Pentek.

/s/ KPMG LLP
Boston, Massachusetts
August 17, 2021